Exhibit 10.1

AMENDMENT NO. 3 TO DEBENTURE

This Amendment No. 3 to Debenture (this “Amendment”) dated this 10th day of December, 2020, by and among Bespoke Extracts, Inc., a Nevada corporation (the “Company”) and The Vantage Group Ltd., a Delaware corporation (the “Holder”).

WHEREAS, the Holder is the holder of an outstanding original issue discount convertible debenture of the Company, in the outstanding principal amount of $100,000, with an original issue date of December 24, 2019, as amended by Amendment No. 1 thereto, dated May 28, 2020, and Amendment No. 2 thereto, dated August 21, 2020 (as amended, the “Debenture”);

WHEREAS, the Company and the Holder desire to amend the Debenture as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. The Maturity Date of the Debenture is hereby amended to be February 28, 2021. For the avoidance of doubt, no default will be deemed to have occurred, and no default interest will be deemed to have accrued or be owed, since the original issuance of the Debenture to the date of this Amendment.

2. Except as modified herein, the terms of the Debenture shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BESPOKE EXTRACTS, INC.

By:	/s/ Danil Pollack
Name:	Danil Pollack
Title:	Chief Executive Officer

THE VANTAGE GROUP LTD.

By:	/s/ Lyle Hauser
Name:	Lyle Hauser
Title:	Chief Executive Officer